UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

MAN SHING AGRICULTURAL HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53146	98-0660577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1005, 10/F, Tower B
Hunghom Commercial Centre
37 Ma Tau Wai Road, Hunghom
Kowloon, Hong Kong
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 536 - 4644888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 13, 2010, the Registrant entered into an addendum (the "Addendum") with each of China Angel Assets Management Limited and Guangdong Zhibo Investment Co., Limited (together, the “Investors”) to the Registration Rights Agreement, as amended (the “Registration Rights Agreement”), the Secured Convertible Redeemable Debenture (the “Debenture”), the Pledge Agreement (the “Pledge Agreement”) and the Investor Rights Agreement (the “Investor Rights Agreement” and together with the Registration Rights Agreement, the Debenture, and the Pledge Agreement, the “Agreements”), each entered into by and among the Company and the Investors on or about January 4, 2010 and January 14, 2010.

Pursuant to the Addendum, the Investors agreed to waive all of the requirements under the Registration Rights Agreement obligating the Company to prepare and file with the Securities and Exchange Commission any registration statement on any form and to waive all rights to any accrued damages with respect to such obligations.  In addition, the Investors waived any compliance by the Registrant with the covenants contained in the Agreements requiring the listing of the Common Stock or Common Stock purchase warrants of the Company on a national securities exchange, including the NASDAQ Stock Market LLC, the New York Stock Exchange, or NYSE Euronext or the receipt of the Investors’ consent to sell capital stock, incur debt or grant security interests, effect any forward or reverse stock split or any merger, acquisition, or share exchange, including a merger, acquisition, or share exchange which results in a change in control of the Company.  The Investors also agreed to release a number of shares of the Registrant’s preferred stock securing obligations under the Debenture, provided that the Registrant agree to contemporaneously cancel such preferred shares upon their release.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1 –  Form of Addendum to Registration Rights Agreement, Secured Convertible Redeemable Debenture, Investor Rights Agreement and Pledge Agreement dated September 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2010	MAN SHING AGRICULTURAL HOLDINGS, INC.

	By:	/s/ Eddie Cheung
Eddie Cheung
Chief Executive Officer

Exhibit Index

Exhibit 10.1 – Form of Addendum to Registration Rights Agreement, Secured Convertible Redeemable Debenture, Investor Rights Agreement and Pledge Agreement dated September 13, 2010